UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

SOUTHERN CALIFORNIA EDISON COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-2313	95-1240335
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2244 Walnut Grove Avenue
(P.O. Box 800)
Rosemead, California 91770
(Address of principal executive offices, including zip code)

(626) 302-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
At Southern California Edison Company’s Annual Meeting of Shareholders on April 26, 2012, three matters were submitted to a vote of the shareholders: the election of thirteen directors, ratification of the appointment of the independent public accounting firm, and a shareholder proposal regarding an Independent Board Chairman.
Shareholders elected thirteen nominees to the Board of Directors. Each of the thirteen Director-nominees received the affirmative vote of at least a majority of the votes cast and the affirmative vote of at least a majority of the votes required to constitute a quorum. The final vote results were as follows:

Name	For	Against	Abstentions	Broker Non-Votes
Jagjeet S. Bindra	442,207,828	293,016	171,240	15,826,686
Vanessa C.L. Chang	441,557,968	345,732	168,384	15,826,686
France A. Córdova	441,609,352	287,826	174,906	15,826,686
Theodore F. Craver, Jr.	441,687,808	221,532	162,744	15,826,686
Charles B. Curtis	441,618,970	290,586	162,528	15,826,686
Bradford M. Freeman	441,600,652	320,910	150,522	15,826,686
Ronald L. Litzinger	441,698,944	192,468	180,672	15,826,686
Luis G. Nogales	441,568,792	347,220	156,072	15,826,686
Ronald L. Olson	440,773,654	1,136,136	162,294	15,826,686
Richard T. Schlosberg, III	441,665,050	255,762	151,272	15,826,686
Thomas C. Sutton	441,695,344	214,950	161,790	15,826,686
Peter J. Taylor	441,596,134	308,490	167,460	15,826,686
Brett White	441,579,082	317,472	175,530	15,826,686

The proposal to ratify the appointment of the independent registered public accounting firm, PricewaterhouseCoopers LLP, which received the affirmative vote of at least a majority of the votes cast and the affirmative vote of at least a majority of the votes required to constitute a quorum, was adopted. The final vote results were as follows:

For	Against	Abstentions	Broker Non-Votes
457,250,452	362,358	285,960	0

The advisory vote on executive compensation, which received the affirmative vote of at least a majority of the votes cast and the affirmative vote of at least a majority of the votes required to constitute a quorum, was adopted. The final vote results were as follows:

For	Against	Abstentions	Broker Non-Votes
440,928,754	840,036	303,294	15,826,686

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)
By:	/s/ Chris C. Dominski
Chris C. Dominski
Vice President and Controller
Date: April 30, 2012